Exhibit 99.1

PRESS RELEASE

Republic Bank Provides Update on Listing Status

Announces Common Stock Will Promptly Begin Trading on OTC Marketplace

PHILADELPHIA, August 22, 2023 (GLOBE NEWSWIRE) – Republic First Bancorp, Inc. (Nasdaq: FRBK) (“Republic” or the “Company”), the parent company of Republic First Bank d/b/a Republic Bank, today announced that it has been notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that, as of the opening of business on August 23, 2023, the Company’s common stock will no longer be listed on the exchange because the Company has not yet filed its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) for fiscal year 2022. The Company expects its common stock to promptly begin trading on the OTC marketplace, enabling investors to continue to access accurate information, including stock price quotes, and execute trades.

Republic’s Board of Directors and new executive team have been working with the Company’s auditor and outside advisors to complete and file all delayed reports as soon as practicable. Republic’s audit and financial filings have been delayed, in part, by the former executive team’s failure to maintain adequate internal controls and related to a systems conversion implemented in June 2022. Consequently, the audit process that new management and the Company’s external advisors had to undertake has been extensive and time-consuming.

The Company may apply to list on a major exchange after it files all delayed reports and meets other listing requirements. The new management team remains focused on implementing Republic's strategic plan, which includes a renewed emphasis on core banking services, strengthening franchise value in its highly attractive Metropolitan Philadelphia and Southern New Jersey markets and improving operational efficiencies.

Additional information related to today’s update is included in a Current Report on Form 8-K filed by Republic with the SEC. A Q&A document for investors is also available on Republic’s investor relations website.

About Republic Bank

Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 33 offices located in Atlantic, Burlington, Camden, and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and New York County in New York. For more information about Republic Bank, please visit myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s future plans, strategies and operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 and other documents the Company files from time to time with the SEC.

Contacts

Longacre Square Partners
Joe Germani / Greg Marose, (646) 277-8813
frbk@Longacresquare.com